UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	POWW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2021, Ammo, Inc. (the “Company”) appointed Mr. Robert J. Goodmanson, age 66, as President of the Company.

In connection with Mr. Goodmanson’s appointment, Mr. Fred Wagenhals resigned as President of the Company. Mr. Wagenhals remains Chief Executive Officer and Chairman of the Board of Directors.

In addition to his role as President, Mr. Goodmanson will continue to serve on the Board of Directors.

Mr. Goodmanson has been a Director of our company since May 2019. Mr. Goodmanson has more than 30 years of experience in the investment industry. He was employed at Tealwood Asset Management, a fully Registered Investment Advisor in Minneapolis from January 2018 to March 2021. He founded and was CEO of Maxwell Simon, Inc. a FINRA registered full service Broker-Dealer and a licensed registered Investment Advisory firm. Maxwell Simon’s focus was on institutional fixed income, advisory, private and public equity transactions. Prior to founding Maxwell Simon, Mr. Goodmanson held senior positions at Tucker Anthony and Robert W Baird where he was a Divisional Director. For three years he served on the FINRA Board of Governors for District 4 in Kansas City.

Family Relationships

There is no family relationship between Mr. Goodmanson and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Material Plan, Contract, or Arrangement

In connection with Mr. Goodmanson’s appointment as President, the Company entered into an employment agreement with Mr. Goodmanson dated March 26, 2021 (the “Employment Agreement”). The Employment Agreement provides for an initial term ending March 26, 2024. Thereafter, either the Company or Mr. Goodmanson has the right to extend the Employment Agreement for three (3) additional one-year terms. The Company and Mr. Goodmanson can mutually elect to terminate the Employment Agreement at any time upon ninety (90) days written notice.

Mr. Goodmanson is entitled to a base salary of $240,000 per year. Pursuant to the Employment Agreement, Mr. Goodmanson is entitled to the grant of 130,000 shares of the Company’s common stock per year to be issued on a quarterly basis pursuant to the Company’s 2017 Equity Incentive Plan. In the event Mr. Goodman’s employment is terminated without Cause or Mr. Goodmanson resigns for Good Reason (as Cause and Good Reason are defined in the Employment Agreement) within twelve (12) months of a Change in Control (as defined in the Employment Agreement), Mr. Goodmanson shall receive his salary for the duration of the term of the Employment Agreement and 100% of the total number of shares due to Mr. Goodmanson for the duration of the term of the Employment Agreement shall immediately become vested and issuable.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMMO, INC.

Dated: April 1, 2021	By:	/s/ Robert D. Wiley
Robert D. Wiley
Chief Financial Officer